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                        DAIMLER-BENZ VEHICLE TRUST 1996-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: JUNE 1999
DISTRIBUTION DATE: 7/20/99


STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT                                                     Per $1,000 of Original
                                                                                                          Class A/Class B
                                                                                                         Certificate Amount
                                                                                                       ----------------------
      (i) Principal Distribution
             Class A Amount                                                     $10,954,245.91               $13.775666
             Class B Amount                                                     $         0.00               $ 0.000000

     (ii) Interest Distribution
             Class A Amount                                                     $   455,926.05               $ 0.573356
             Class B Amount                                                     $    38,839.06               $ 0.573356

    (iii) Monthly Servicing Fee                                                 $    84,575.23               $ 0.098010
                                                                                --------------

             Monthly Supplemental Servicing Fee                                 $         0.00               $ 0.000000
             Class A Percentage of the Servicing Fee                            $    77,936.07               $ 0.098010
             Class A Percentage of the Supplemental Servicing Fee               $         0.00               $ 0.000000
             Class B Percentage of the Servicing Fee                            $     6,639.16               $ 0.098010
             Class B Percentage of the Supplemental Servicing Fee               $         0.00

     (iv) Class A Principal Balance (end of Collection Period)                  $82,569,046.19
          Class A Pool Factor (end of Collection Period)                             10.383586%
          Class B Principal Balance (end of Collection Period)                  $ 7,033,825.42
          Class B Pool Factor (end of Collection Period)                             10.383586%

      (v) Pool Balance (end of Collection Period)                               $89,602,871.61

     (vi) Class A Interest Carryover Shortfall                                  $         0.00
          Class A Principal Carryover Shortfall                                 $         0.00
          Class B Interest Carryover Shortfall                                  $         0.00
          Class B Principal Carryover Shortfall                                ($ 1,441,842.79)

    (vii) Amount Otherwise Distributable to the Seller that is
          Distributed to Either the Class A or Class B Certificateholders       $         0.00               $ 0.000000


   (viii) Balance of the Reserve Fund Property (end of Collection Period)
             Class A Amount                                                     $25,353,025.01
             Class B Amount                                                     $         0.00

     (ix) Aggregate Purchase Amount of Receivables repurchased by
          the Seller or the Servicer                                            $         0.00



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